AGREEMENT OF SUBLEASE, dated as of the 22nd day of June 1993, by and between BANK HAPOALIM B.M., a corporation organized under the laws of the State of Israel (hereinafter the "Landlord") and AMPAL-

   AMERICAN ISRAEL CORPORATION, a New York corporation (hereinafter the

   "Tenant").

                             W I T N E S E T H :
                             - - - - - - - - -

             WHEREAS, Landlord is presently the holder of the tenant's

   estate in and to the following lease (hereinafter the "Overlease"):

             Lease dated as of August 21, 1992 between KG A&A Corporation,

   as landlord (hereinafter the "Overlandlord") and Landlord, as tenant,

   and first amendment thereto dated as of November 1, 1993, covering the eleventh, twelfth and fourteenth floors in the building known as

   Americas Tower, 1177 Avenue of the Americas, New York, New York 10036

   (hereinafter the "Building"), which premises are more particularly described in the Overlease; and

             WHEREAS, Tenant desires to sublet from Landlord a  portion of the premises demised in the Overlease located on the twelfth floor of the Building, which portion contains 2,825 usable square feet, as more particularly described on the Exhibit annexed hereto and made a part hereof (hereinafter the "Sublet Space") upon the terms and conditions hereinafter set forth.

             NOW, THEREFORE, in consideration of the mutual covenants

   herein, Landlord and Tenant do hereby agree as follows:


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        1.   Leased Premises and Term.  Landlord hereby leases to Tenant,
             ------------------------

   and Tenant hereby hires from Landlord, the Sublet Space for a term of 17 years and 9 days, which term shall commence as of August 21, 1992 and shall expire on August 30, 2009 or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the provisions of this Lease upon and subject to the covenants, agreements,

   terms and conditions herein contained.  Tenant shall have the same option as Landlord to extend the term of the Lease under the provisions of Article 40 of the Overlease, provided Landlord exercises its option thereunder.

             2.   Fixed Rent.  The fixed rent shall commence on September
                  ----------

   1, 1994 and shall be equal to Tenant's Proportionate Share, as defined in Section 5(c) of this Lease, of the rent paid under the Overlease,

   which Tenant agrees to pay in equal monthly installments in advance on the first day of each and every calendar month during the term, and shall initially be at the rate of $168,640.00 per annum.  Tenant covenants to pay the fixed rent, additional rent and other charges herein reserved or payable to Landlord at the office of Landlord or at such other place as Landlord may designate, by notice, in lawful money of the United States Of America, without demand therefor and without deduction, setoff or abatement whatsoever, except as expressly provided or incorporated by reference in this Lease.  The fixed rent shall not be increased beyond Tenant's Proportionate Share of the rent payable by

   Landlord to Overlandlord under Article 1 of the Overlease without taking into account the provisions of any

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   amendment to the Overlease, unless Tenant shall consent thereto in writing.

             3.   Tenant Fund.  Tenant shall pay its Proportionate Share,
                  -----------

   as defined in Section 5(c) of the Lease, of Landlord's costs of Initial

   Alterations, as defined in the Overlease, beyond those costs covered by the Tenant Fund, as defined in Section 3.4 of the Overlease.  Tenant shall also pay Landlord for equipment, furniture and filing systems,

   purchased by Landlord for Tenant if: a) not included in Initial

   Alterations and b) requested or approved by Tenant.

             4.   Provisions of Overlease.  Tenant acknowledges that it is
                  -----------------------

   fully familiar with the terms of the Overlease.  Tenant hereby assumes all of the responsibilities and obligations on the part of the Tenant to be performed under the Overlease with respect to the Sublet Space other than the obligation to pay to Overlandlord the fixed rent and additional rent as provided in the Overlease.  Any sums which are paid or credited by Overlandlord to Landlord as tenant under the Overlease shall be credited by Landlord to Tenant's rent account hereunder to the extent of

   Tenant's Proportionate Share, as defined in Section 5(c) of this Lease.

   Except as otherwise expressly provided in this Lease, all of the terms,

   provisions, covenants and conditions contained in the Overlease, and such rights and obligations as are contained in the Overlease, are hereby imposed upon the respective parties hereto, the Landlord being substituted for the Overlandlord in said Lease, with the Landlord having all of the rights, remedies and powers of



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   the Overlandlord as set forth in the Overlease, and the Tenant being substituted for the tenant in the Overlease, with the Tenant having all the rights, obligations and duties of the tenant as set forth in the

   Overlease, it being distinctly understood and agreed, however, that

   Landlord shall not be bound by any warranties and representations made by the Overlandlord in the Overlease, nor shall Landlord be obligated to perform any of the terms, covenants, conditions and agreements in the

   Overlease required to be performed by the Overlandlord; and Tenant agrees to look solely to the Overlandlord for the performance of the same.  Tenant further covenants and agrees not to violate any of the terms, covenants and provisions of the Overlease.  Tenant shall be bound by all of the restrictions and limitations placed upon the Landlord as tenant under the Overlease, as if the Tenant were the tenant thereunder.

             In the event the Overlease is terminated pursuant to its terms for any reason, this Lease shall automatically cease and terminate as of the date upon which the Overlease is so terminated.  Upon any such termination of the Overlease, all fixed rent and additional rent provided for in this Lease shall be prorated as of the date of such termination and all fixed rent and additional rent owing to the Landlord hereunder shall be paid to the Landlord, prorated as aforesaid, and thereafter, neither party shall have any further obligation or liability to the other thereafter arising under this Lease except as more particularly set forth herein.

             Tenant hereby indemnifies and agrees to hold harmless Landlord against any and all claims, loss and damage, including

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   without limitation attorneys' fees and disbursements, which may at any time be asserted by Overlandlord against Landlord for failure of

   Landlord to perform any of the covenants, agreements, terms, provisions or conditions contained in the Overlease, which by reason of the provisions of this Lease, Tenant is obligated to perform.

             5.   Additional Rent.
                  ---------------

             (a)  Tenant agrees to pay to Landlord as additional rent

   hereunder, Tenant's Proportionate Share of all additional rent required to be paid by Landlord to Overlandlord under the Overlease and an amount equal to three (3) times Tenant's Proportionate Share, as defined in

   Section 5(c) of the Lease, of electricity costs incurred by Landlord for the 12th Floor of the Building, not later than the date on which such amounts are required to be paid by Landlord to Overlandlord under the

   Overlease.

             (b)  Tenant agrees to pay to Landlord as additional rent

   hereunder, Tenant's Proportionate Share of all other sums and charges required to be paid by Landlord to Overlandlord under the Overlease,

   whether or not therein referred to as additional rent, not later than the date on which such amounts are required to be paid by Landlord to

   Overlandlord under the Overlease.

             (c)  The term "Tenant's Proportionate Share" shall mean that fraction, the numerator of which is the number 4,960 (which number represents the number of square feet of the total rentable area allocable to Tenant and which may be adjusted pursuant to the Access

   Agreement of even date herewith between Landlord and Tenant)

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

   and the denominator of which is the number of square feet of the total rentable area of the "Premises", as defined in the Overlease, which is the number 68,700.  In the event that the area of the "Premises", as defined in the Overlease, should change during any period for which additional rent is payable hereunder, then Tenant's Proportionate Share will be appropriately adjusted to reflect Tenant's equitable share of any such additional rent payable for such period.

             6.   Landlord Not Liable for Acts of Overlandlord.
                  --------------------------------------------

   Notwithstanding anything in this Lease contained to the contrary,

   Landlord shall not be liable for any of the obligations, duties,

   responsibilities or liabilities of the Landlord under the Overlease or for the failure or any delay by the Overlandlord to perform or discharge the same.  Landlord shall not be obligated to take any action by reason of any matter relating to the operation or maintenance, repair,

   replacement or restoration of the Sublet Space or of any facilities or services thereof.

             7. Tenant's Rights Against Overlandlord.  Tenant shall have
                ------------------------------------

   all of the benefits, privileges, powers and rights against Overlandlord and others that Landlord has against Overlandlord and others under the

   Overlease and otherwise.  Landlord hereby assigns to Tenant its rights under the Overlease (to the full extent permitted by law) to require and obtain compliance by Overlandlord with all the provisions of the

   Overlease insofar as the same affects the Sublet Space or any part thereof, or the access to or use or occupancy thereof, and all other rights and remedies

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

   Landlord would have as a result of Overlandlord's failure or refusal to comply with such provisions whether arising under the Overlease or at law or in equity.  Landlord agrees that in the event Overlandlord fails or refuses to comply with any provision of the Overlease affecting the

   Sublet Space or any part thereof or the access to or use or occupancy thereof, then Tenant shall have, but shall not be limited to, the right in its own name or as the true and lawful representative and attorney-

   in-fact of Landlord in Landlord's name but at Tenant's sole cost and expense, to require and obtain performance by Overlandlord pursuant to the terms of the Overlease.  In the event of such failure or refusal by

   Overlandlord, Landlord covenants and agrees that, at the request of

   Tenant, Landlord will join in and give its full cooperation and assistance to any action or proceeding in connection with or resulting from Overlandlord's failure or refusal to comply with any of the terms,

   covenants and conditions of the Overlease affecting the Sublet Space or the access to or the use or occupancy thereof, provided that the same shall be without cost or expense to it.  In the event Landlord shall so join in any action or proceeding, Tenant shall indemnify Landlord against any loss or liability actually incurred by Landlord by reason of such action or proceeding.

             8.   Condition of Premises.  Neither Landlord nor Landlord's
                  ---------------------

   agents have made any representations or promises with respect to the

   Sublet Space or the equipment and improvements therein situated or the physical condition thereof except as the



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

   parties hereafter may otherwise agree.

             9.   Landlord's Services.  To the extent that the
                  --------------------

   Overlandlord, pursuant to the provisions of the Overlease, shall furnish services to or for the benefit of the Sublet Space under the Overlease without additional charge or rental, Tenant shall be entitled to receive such services to and for the benefit of the Sublet Space without additional charge or rental.  Landlord shall endeavor to assist Tenant in obtaining such services from Overlandlord, but Tenant agrees to look solely to the Overlandlord for the rendition of such services in the

   Sublet Space, and Landlord shall not be liable to Tenant for any loss,

   damage or expense resulting from any failure of the Overlandlord to furnish such services.

             10.  Notice.  Wherever any period of time after notice
                  ------

   is specified in the Overlease, the applicable period for performance by

   Tenant shall be two (2) days less than the period of time specified in the Overlease.

             11.  Consents of Overlandlord.  Whenever Tenant wishes to do
                  ------------------------

   something to or affecting the Sublet Space or any part thereof which requires the consent of the Overlandlord or whenever the consent of the

   Overlandlord is required under the Overlease with respect to any matter affecting the Sublet Space or any part thereof, upon request from

   Tenant, Landlord will request such consent from the Overlandlord and will not unreasonably withhold its consent if the Overlandlord consents thereto.  Whenever the consent or approval or other action on the part of the Landlord is

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

   required hereunder, Landlord shall not be obligated or required to give any such consent or approval or to take any action in the event the consent or approval or other action of the Overlandlord under the

   Overlease is also required by the provisions of the Overlease, unless and until the Overlandlord under the Overlease shall have given such consent or approval or taken such action.  In the event, however, that

   Overlandlord shall refuse to grant such consent, Landlord shall have no liability to the Tenant hereunder, nor shall the rent abate, nor shall the obligations of the parties hereto to each other be affected by reason thereof.

             12.  Overlandlord's Consent to this Lease.  This Lease is
                  ------------------------------------

   subject to the consent of Overlandlord as required by the Overlease.

             13.  Conditional Limitations.  Landlord, at its option, may
                  -----------------------

   terminate this Lease on Five (5) days' notice to Tenant if at any time during the term of this Lease, or any renewal thereof, any of the following shall occur:

                       (a) Tenant shall default beyond the applicable grace

                  period in the performance of any of its duties or

                  obligations, whether relating to the payment of any sum

                  or otherwise, under the terms of any agreement between

                  Landlord and Tenant, including but not limited to, any

                  lease of personal property, lease of real property, or

                  security agreement; or

                       (b) Tenant shall fail, beyond the applicable



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                  grace period, to (i) pay any sum when due to Landlord,

                  whether under any note, purchase agreement, lease or

                  otherwise, or (ii) perform any duty or obligation when

                  due under any of the aforesaid.

   Upon such termination, Tenant shall quit and surrender the Sublet Space to Landlord and Landlord shall thereupon have all of the rights and remedies provided Overlandlord upon termination as set forth in the

   Overlease with the same force and effect as though set forth herein.  As used herein, "Tenant" shall mean any assignee or successor of Tenant named herein.

             14.  Quiet Enjoyment.  Landlord covenants and agrees with
                  ---------------

   Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on

   Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Sublet Space, subject, nevertheless, to the terms and conditions of this Lease and the terms and conditions of the Overlease.

   In addition, Tenant will cause its employees to adhere to Landlord's practices, rules and regulations regarding conduct in the sublet space.



             15.  Communications from Overlandlord.  Landlord shall deliver
                  --------------------------------

   to Tenant copies of all notices, requests or demands which relate to the

   Sublet Space upon receipt thereof from Overlandlord.

             16.  Applicable Laws.  This Lease shall be governed by, and
                  ---------------

   subject to, all provisions of New York and, to the extent applicable,

   federal law.

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             17.  Notices.  All communications and notices hereunder shall
                  -------

   be in writing and shall be sent by personal delivery or by mail

   (certified or registered, and in any event, return receipt requested),

   addressed as follows or to such other address as either party may notify the other in accordance with the provisions hereof.

                  To Landlord:   Bank Hapoalim B.M.
                                 1177 Avenue of the Americas
                                 New York, N.Y. 10036
                                 Attention: Regional Manager

                  To Tenant:     Ampal-American Israel Corporation
                                 1177 Avenue of the Americas
                                 New York, N.Y. 10036
                                 Attention: President

   All notices except notice of change of address shall be deemed given when mailed and notice of change of address shall be deemed given when received.

                  18. Insurance Policies.  Whenever any insurance coverage
                      ------------------

   is required to be obtained or maintained by the tenant under the

   Overlease with respect to the Sublet Space, Tenant shall obtain and maintain such insurance coverage naming as insureds therein

   Overlandlord, Landlord and Tenant, as their interest may appear, and any other party required to be named under the provisions of the Overlease.

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             IN WITNESS WHEREOF, Landlord and Tenant have caused

   this Lease to be executed and delivered the date first above written.

                                  BANK HAPOALIM B.M., Landlord


                                  By:  /s/ Arie Abend
                                       ------------------------


                                       /s/ Barry Ben-Zeev
                                       ------------------------



                                  AMPAL-AMERICAN ISRAEL CORPORATION,
                                  Tenant


                                  By:   /s/ Lawrence Lefkowitz
                                        -----------------------


















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